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                                                               Exhibit 21.1

                         Subsidiaries of Akorn, Inc.

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            Name                                State of Incorporation
            ----                                -----------------------
1. Akorn Manufacturing, Inc.                          Illinois
2. Spectrum Scientific Pharmaceuticals, Inc.          Louisiana
3. Walnut Pharmaceuticals, Inc.                       Louisiana
4. Compass Vision, Inc.                               Louisiana

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